EXHIBIT 24.2
                            Consent to Use of Opinion


                     Halliburton, Hunter & Associates, P.C.
                          Certified Public Accountants
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June 30, 2000                                                       REGULAR MAIL


Board of Directors, Diversified Technologies Group, Inc.
13355 Noel Rd., Ste. 500
Dallas TX   75240


Re:  Consent to Reference in Form S-8 Registration Statement/ISOP


Gentlemen:

As independent certified public accountants, we hereby consent to the incorporation by reference in the above Form S-8 Registration Statement of our report on the financial statements included in the Cassco Capital Corporation Annual Report on Form 10-KSB for the year ended December 31, 1999 and to all references to our firm included in said registration statement.


HALLIBURTON, HUNTER & ASSOCIATES, PC



/s/ Halliburton, Hunter & Associates, PC

Littleton, Colorado